As filed with the Securities and Exchange Commission on August 25, 2000

                                                  Registration No. 333-44092
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                                  BIOTIME, INC.
               (Exact name of Registrant as specified in charter)
                ------------------------------------------------

             California                                     94-3127919
   (State or other jurisdiction                           (I.R.S. Employer
   incorporation or organization)                      Identification Number)

                                         Paul E. Segall, Chief Executive Officer
       935 Pardee Street                            BioTime, Inc.
    Berkeley, California 94710                   935 Pardee Street
        (510) 845-9535                       Berkeley, California 94710
 (Address, including zip code,                    (510) 845-9535
 and telephone number, including area      (Name, address, including zip code,
 code, of Registrant's principal             and telephone number, including
 executive offices)                          area code, of agent for service)

                            -------------------------
 Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             RICHARD S. SOROKO, ESQ.
               Lippenberger, Thompson, Welch, Soroko & Gilbert LLP
                        250 Montgomery Street, Suite 500
                         San Francisco, California 94104
                               Tel. (415) 421-5300
                            -------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:

Registration Fee-Securities and Exchange Commission...................$1,285.24
Accounting Fees......................................................$25,000.00
Legal Fees...........................................................$10,000.00
Miscellaneous Expenses................................................$1,714.76
                                                                       --------
                Total................................................$38,000.00
                                                                      =========
-----------------


Item 15.  Indemnification of Directors and Officers.

          Section 317 of the California Corporations Code permits indemnification of directors, officers, employees and other agents of corporations under certain conditions and subject to certain limitations. In addition, Section 204(a)(10) of the California Corporations Code permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions. Article Four of the Articles of Incorporation of the Registrant contains provisions for the indemnification of directors, officers, employees and other agents within the limitations permitted by Section 317 and for the limitation on the personal liability of directors permitted by Section 204(b)(10), subject to the exceptions required thereby.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit

Numbers           Description

4.1       Warrant Agreement*

4.2       Form of Warrant*

5         Opinion of Counsel*

23        Consent of Deloitte & Touche LLP*


*Previously filed.

Item 17.  Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1922, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned undertakes that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California on August 23, 2000.

                                           BIOTIME, INC.


                                       By  Paul Segall
                                           ----------------------------------
                                           Paul Segall, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                          Title                                       Date
         ---------                          -----                                       ----
/s/Paul E. Segall                   Chairman, Chief Executive Officer and               August 23, 2000
----------------------              Director (Principal Executive Officer)
Paul E. Segall, Ph.D.


/s/Ronald S. Barkin                 President and Director                              August 23, 2000
----------------------
Ronald S. Barkin

/s/Harold D. Waitz                  Vice President and Director                         August 23, 2000
----------------------
Harold D. Waitz, Ph.D.

/s/Hal Sternberg                    Vice President and Director                         August 23, 2000
----------------------
Hal Sternberg, Ph.D.

/s/Victoria Bellport                Chief Financial Officer and                         August 23, 2000
----------------------              Director (Principal Financial and
Victoria Bellport                   Accounting Officer)



/s/Judith Segall                    Vice President, Corporate Secretary                 August 23, 2000
----------------------              and Director
Judith Segall


----------------------              Director                                            August__, 2000
Jeffrey B. Nickel

----------------------              Director                                            August__, 2000
Milton H. Dresner

                                      II-4

                                  EXHIBIT INDEX

Exhibit

Numbers           Description

4.1       Warrant Agreement*

4.2       Form of Warrant *

5         Opinion of Counsel*

23        Consent of Deloitte & Touche LLP*

*Previously filed.